UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 10, 2004



                                MAF BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                          -----------------------------


         DELAWARE                      0-18121                  36-3664868
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                      Identification No.)

55TH STREET & HOLMES AVENUE                                       60514
 CLARENDON HILLS, ILLINOIS                                      (Zip Code)
  (Address of principal
    executive offices)

        Registrant's telephone number, including area code (630) 325-7300



                                 NOT APPLICABLE
           (Former name or former address, if changed since last year)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01     REGULATION FD DISCLOSURE.
              ------------------------

     Attached as Exhibit 99.1 is a copy of the press release issued by MAF Bancorp, Inc. on November 10, 2004, announcing that it has adopted a new stock repurchase program under which it is authorized to repurchase up to 500,000 shares of its common stock. The new shares, which may be repurchased in the open market or in privately negotiated transactions, represent approximately 1.5% of MAF Bancorp's 33.5 million outstanding shares. The repurchased shares will be used in connection with the Company's employee benefit plans and for other general corporate purposes.

     MAF Bancorp has completed its previous stock repurchase program that was announced in May 2003, wherein a total of 1.6 million shares were repurchased over the past 18 months at an average cost of $40.23 per share.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MAF BANCORP, INC.


                                             By:/s/ Jerry A. Weberling
                                                -------------------------------
                                                Jerry A. Weberling
                                                Executive Vice President and
                                                  Chief Financial Officer

Date:  November 10, 2004

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                                INDEX TO EXHIBITS
                                -----------------

Exhibit
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Exhibit 99.1      Press Release dated November 10, 2004.

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